FOR IMMEDIATE RELEASE: April 28, 2006

CONTACT:	Ronald J. Norick	Donald W. Jewell
	Chairman of the Board	Interim Chief Executive Officer
	Sport-Haley, Inc.	Sport-Haley, Inc.
	(405) 943-7123	(303) 320-8800

SPORT-HALEY, INC. ANNOUNCES TERMINATION OF

ENGAGEMENT WITH CAYMUS PARTNERS LLC

Denver, Colorado — April 28, 2006 - Sport-Haley, Inc. (NASDAQ NMS: SPOR) (“Sport-Haley” or the “Company”) today announced that its Board of Directors has notified the investment banking firm of Caymus Partners LLC (“Caymus”) of the Board’s intent to terminate the Company’s agreement with Caymus, effective May 14, 2006. Caymus had been engaged since December 14, 2004, to explore strategic alternatives to maximize shareholder value for Sport-Haley.

Ronald J. Norick, Chairman of the Board, stated, “The Board believes that, at the present time, it is in the shareholders’ best interests that we concentrate on both managing our core business and developing the Top-Flite™ apparel brand that we introduced in March via a joint venture with Explorer Gear USA. While we decided to terminate utilizing the services of Caymus, the Board remains open to the possibility of completing a future transaction if we perceive that such would maximize shareholder value.”

Sport-Haley, Inc. designs, purchases, contracts for the manufacture of and markets women’s and men’s fashion golf apparel and outerwear under the SPORT HALEY™ and Ben Hogan® labels. Its fashion golf apparel collections, known for their innovative designs, quality fabrics, generous fits and classic styles, are primarily marketed in the premium and mid-priced markets, through a network of independent sales representatives and distributors, to golf professional shops, country clubs, resorts and exclusive department stores within the United States and by certain distributors within international markets. Ben Hogan® apparel and Top-Flite™ apparel are distributed pursuant to a licensing agreement between Sport-Haley and Callaway Golf Company (“Callaway”). Sport-Haley received approval from Callaway for Reserve Apparel Group LLC (“Reserve Apparel”) to distribute Top-Flite™ apparel exclusively to Wal-Mart Stores in accordance with a joint venture agreement between Sport-Haley, Inc. and Explorer Gear USA. In March 2006, Reserve Apparel made the first deliveries of Top-Flite™ apparel to Wal-Mart Stores.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “appear” and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of Sport-Haley’s business, the markets for its products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. The reader should be aware that Sport-Haley’s actual results could differ materially from those contained in forward-looking statements. Sport-Haley’s financial condition and the results of its operations will depend on a number of factors, including, but not limited to, the following: its ability to control costs and expenses; its ability to successfully anticipate fashion trends, design favorably accepted fashion golf apparel, effectively advertise and communicate within the marketplace, and penetrate its chosen distribution channels; its ability to successfully forecast sales and optimize inventory levels; its ability to successfully manage risks associated with the trend of increasing sales with respect to licensed apparel, such as its Ben Hogan® apparel collections; relations with and performance of suppliers; competition within golf apparel markets; business conditions and growth in the fashion golf apparel market and the general economy; political and international trade relations; changes in international trade quota systems for apparel; consumer spending on golf apparel; general global economic and political conditions resulting from threats or acts of war or terrorism and responses thereto; timely performance of third parties, such as freight forwarders, including risks of labor disputes and/or labor strikes; changes in product mix; inventory risks due to shifts in market and/or price erosion of purchased apparel; lost or reduced manufacturing capacity of significant suppliers; loss or delay of shipments from foreign suppliers; access to capital; maintaining satisfactory relationships with commercial banking institutions; and, establishing controls with regard to and maintaining the integrity of technology and information systems. The reader should not place undue reliance on any forward-looking statements. Neither Sport-Haley nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

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